                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Name of Company                                               Place of Incorporation/Operation
---------------                                               --------------------------------

Officeway Technology Limited                                  British Virgin Islands
Chinawe Asset Management Limited                              Hong Kong
Guangzhou Welcon Information Limited                          The People's Republic of China
Chinawe Asset Management (PRC) Limited                        The People's Republic of China